PROXY

NTL INCORPORATED
909 Third Avenue, Suite 2863, New York, New York 10022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned appoints Jacques Kerrest and Bryan H. Hall, and each of them, with full power of substitution, as proxies to represent the undersigned at the special meeting of stockholders of NTL Incorporated to be held at 10.00 a.m., local time, on Thursday, March 2, 2006, at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, Midtown Conference Center, 375 Park Avenue, Suite 3708, New York, New York 10152, and at any adjournment or postponement of the meeting to vote all of the shares of NTL common stock which the undersigned would be entitled to vote, with all the powers the undersigned would possess if personally present.

        THE PROXY HOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE MANNER INDICATED ON THIS CARD. UNLESS A CONTRARY DIRECTION IS INDICATED, THE PROXY HOLDERS WILL VOTE SUCH SHARES "FOR" THE PROPOSAL SET FORTH ON THE REVERSE SIDE OF THIS CARD. IF ANY FURTHER MATTERS PROPERLY COME BEFORE THE SPECIAL MEETING, IT IS THE INTENTION OF THE PROXY HOLDERS TO VOTE SUCH PROXIES IN ACCORDANCE WITH THEIR BEST JUDGMENT.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL.

PROXY	Please mark your vote like this	☒

TO ADOPT THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, DATED AS OF DECEMBER 14, 2005, AS AMENDED BY AMENDMENT NO. 1 THERETO, AMONG TELEWEST GLOBAL INC., NTL INCORPORATED, NEPTUNE BRIDGE BORROWER LLC AND, FOR CERTAIN LIMITED PURPOSES, MERGER SUB INC.	FOR ☐	AGAINST ☐	ABSTAIN ☐

In the discretion of persons named on the other side of this proxy card, to consider and take action on any other business that may properly be brought before the special meeting or any properly reconvened meeting following an adjournment or postponement of the special meeting.

Signature	Signature	Date

NOTE: Please sign exactly as your name appears on this card. In case of joint owners, each owner must sign. If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other fiduciary or representative, please provide the following information.

Name:	Capacity